Exhibit 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 26, 2024, is entered into by and among INVACARE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), INVACARE CORPORATION, an Ohio corporation (“Invacare”), FREEDOM DESIGNS, INC., a California corporation (“Freedom Designs”), MEDBLOC, INC., a Delaware corporation (“Medbloc”), INVACARE CANADA L.P., an Ontario limited partnership (“Invacare Canada”), MOTION CONCEPTS L.P., an Ontario limited partnership (“Motion Concepts”), and PERPETUAL MOTION ENTERPRISES LIMITED, an Ontario limited partnership (“Perpetual Motion”; together with Invacare, Freedom Designs, Medbloc, Invacare Canada, and Motion Concepts, each a “Borrowers”, and collectively the “Borrowers”), each Guarantor party hereto (collectively, the “Guarantors”), each Lender party hereto (collectively, the “New Lenders”), and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent and as Collateral Agent (respectively, the “Administrative Agent” and the “Collateral Agent”).
RECITALS

WHEREAS, White Oak ABL, LLC and White Oak Commercial Finance, LLC (collectively, the “Original Lenders”) made certain extensions of credit to the Borrowers on the terms and conditions contained in that certain Loan and Security Agreement dated as of May 5, 2023, among the Borrowers party thereto, the guarantors party thereto, the Original Lenders and White Oak Commercial Finance, LLC, as Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to giving effect to this Amendment, the “Existing Credit Agreement”, and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”);
WHEREAS, the New Lenders purchased from the Original Lenders, all of Original Lenders’ loans and rights under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) pursuant to that certain Assignment and Acceptance dated as even date herewith among the Original Lenders, the Administrative Agent, the New Lenders and the Loan Parties (the “Assignment and Acceptance Agreement”);
WHEREAS, the Borrowers desire that the Lenders party hereto and the other parties hereto agree to amend the Existing Credit Agreement to make certain changes to the Existing Credit Agreement as more fully set forth herein, which amendments shall become effective upon the First Amendment Effective Time (as defined below);
WHEREAS, the Guarantors agree that all of Borrowers’ obligations under the Credit Facility are and shall continue to be guaranteed by the Guarantors, and each Guarantor has agreed to confirm the Guaranty (as defined in the Existing Credit Agreement) in favor of the Original Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to giving effect to this Amendment, collectively, the “Original Guaranty”) as set forth in the Credit Agreement;
WHEREAS, it is the further intent of the parties hereto to confirm that (a) all obligations of the Loan Parties under the other Loan Documents, as amended hereby, as and if applicable, shall continue in full force and effect at all times, (b) that the perfection and priority of the security interests in and liens on the Collateral in favor of the Collateral Agent for the benefit of the Original Lenders shall continue in full force and effect after the First Amendment Effective

Time as perfected security interests liens securing the Obligations of the Loan Parties in favor of the Agent for the benefit of the New Lenders and Lending Parties (as of the First Amendment Effective Time) under each of the Loan Documents, (c) from and after the First Amendment Effective Time, for purposes of the Intercreditor Agreement, (i) the Agent shall continue to be the “Revolving Agent” thereunder, (ii) the Credit Agreement shall constitute the “Revolving Credit Agreement” thereunder and all references to the “Revolving Credit Agreement” contained therein shall be deemed to refer to the Credit Agreement, and (iii) all of the Obligations shall constitute “Revolving Obligations” thereunder, (d) the security interest in and lien on the Revolving Credit Priority Collateral (as defined in the Intercreditor Agreement) in favor of the Agent shall continue to constitute a lien on the Revolving Credit Priority Collateral securing the Revolving Obligations (as defined in the Intercreditor Agreement) and shall remain senior in right, priority, operation, effect and in all other respects to any lien on the Revolving Credit Priority Collateral securing the CF Debt Obligations (as defined in the Intercreditor Agreement) now or hereafter held by or for the benefit or on behalf of the CF Debt Agents (as defined in the Intercreditor Agreement) or any other CF Debt Creditor (as defined in the Intercreditor Agreement) in respect of the Revolving Credit Priority Collateral and all references to the Existing Credit Agreement contained in the Loan Documents shall be deemed to refer to the Credit Agreement;
WHEREAS, the Lenders party hereto are willing to make such changes as more fully set forth herein, in each case, subject to the terms and conditions set forth herein; and
WHEREAS, by signing this Amendment, the Lenders party hereto (which collectively constitute all of the Lenders under the Existing Credit Agreement via the Assignment and Acceptance Agreement) have consented to amending the Existing Credit Agreement as described in Section 4 below upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms; References. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein.
2.    Obligations.
(a)    In connection with the Assignment and Acceptance Agreement, the New Lenders have delivered wire transfers to the Administrative Agent in the aggregate sum of Thirteen Million Fifty-Five Thousand Three Hundred Seventy-Eight and 73/100 Dollars ($13,055,378.73), (the “Assignment Amount”), comprised of the following:
(i)     Eight Million Seven Hundred Twenty-Five Thousand Nine Hundred Eighty-Nine and 66/100 Dollars ($8,725,989.66), which was the sum of the principal amount of the Loans immediately prior to giving effect to the Assignment and Acceptance Agreement (the “Pre-Assignment Principal Balance”);
(ii)    Seventy-Four Thousand One Hundred Nineteen and 54/100 Dollars ($74,119.54), which was the sum of the accrued but unpaid interest under the Credit Agreement immediately prior to giving effect to the Assignment and Acceptance Agreement (the “Interest Amount”);

(iii)    One Million Two Hundred Thousand Dollars ($1,200,000.00), which was the Prepayment Premium that the Loan Parties agreed to pay to the Original Lenders on the date hereof in consideration of the Original Lenders’ agreement to assign the Loans to the New Lenders pursuant to the Assignment and Acceptance Agreement, without regard to whether it would otherwise have been due and payable on such event, and in consideration of the New Lenders’ agreement hereby that any further obligation to pay the Prepayment Premium under the Loan Agreement has been satisfied and discharged by such payment (the “Prepayment Premium Amount”);
(iv)    One Million One Hundred Ninety-Six Thousand Nine Hundred Six and 24/100 Dollars ($1,196,906.24), which was the Make-Whole Amount (inclusive of the structuring fee under the Fee Letter) that the Loan Parties agreed to pay to the Original Lenders on the date hereof in consideration of the Original Lenders’ agreement to assign the Loans to the New Lenders pursuant to the Assignment and Acceptance Agreement, without regard to whether it would otherwise have been due and payable on such event, and in consideration of the New Lenders’ agreement hereby that any further obligation to pay the Make-Whole Amount under the Loan Agreement or the structuring fee set forth in the Fee Letter has been satisfied and discharged by such payment (the “Make-Whole Payment Amount”);
(v)    Seventy Thousand Dollars ($70,000), in respect of expenses payable by the Borrowers under the Loan Agreement with respect to Administrative Agent’s legal counsel (the “Legal Counsel Amount”);
(vi)    Fourteen Thousand One Hundred Sixty-Three and 29/100 Dollars ($14,163.29), which was the sum of the other fees and outstanding expenses not reflected above payable by the Borrowers to the Administrative Agent and the Original Lenders under the Credit Agreement immediately prior to giving effect to the Assignment and Acceptance Agreement (the “Other Fee/Expense Amount”);
(vii)    One Hundred Thousand Dollars ($100,000), representing a reserve to be used by Administrative Agent to satisfy any Surviving Obligations (as defined in each respective Assignment and Acceptance Agreement) or other obligations of any Loan Party to Administrative Agent and Original Lenders under the Assignment and Acceptance Agreement or the Loan Documents (which, if not so used, shall be returned to Assignee (as a prepayment of the Loans) upon such time as the Agent is replaced or removed) (the "Reserve"); and
(viii)    One Million Six Hundred Seventy-Four Thousand Two Hundred Dollars ($1,674,200), representing 110% of the undrawn face amount of the Letters of Credit issued under the Loan Agreement as of the date hereof for the benefit of the Borrowers (the "LC Cash Collateral").
(b)    The sums advanced by the Lenders as the Interest Amount, Prepayment Premium Amount, Make-Whole Payment Amount, Legal Counsel Amount, Other Fee/Expense Amount, and Reserve (collectively, the “Additional Advances”), together with the amount of Four Million Nine Hundred Forty-Four Thousand Six Hundred Twenty-One and 27/100 Dollars

($4,944,621.27) (the “Remaining Advance”) advanced by the Lenders to or for the benefit of the Borrowers at the request of the Borrowers on the date hereof, shall be deemed to have been made in the aggregate as a Loan to the Borrowers under the Credit Agreement as of the date hereof, and the amount of the Additional Advances and the Remaining Advance shall be added to the Pre-Assignment Principal Balance to constitute the principal balance of the Loans as of the date hereof (the “Existing Principal Obligations”). The Loan Parties hereby acknowledge and agree that they are jointly and severally liable to the Lending Parties in respect of the Existing Principal Obligations and any other Obligations, without any offset, defenses or counterclaims and that to the extent any offset, defenses or counterclaims may exist, they are being released by the Loan Parties pursuant to Section 15 of this Amendment.
(c)    The LC Cash Collateral shall constitute a deposit by the respective Lender subject to the first-priority security interest of the Administrative Agent to secure the Lenders’ obligation to make Loans in accordance with their respective Percentage Shares pursuant to Section 2.12(c) of the Credit Agreement. The Loan Parties have no interest or right, and shall have no interest or right, in respect of the LC Cash Collateral and no right to direct its application. Any application of a Lender’s LC Cash Collateral shall be deemed to be a Loan to Borrowers made by such Lender on the date of such application (but without requirement for compliance with the conditions precedent to the making of Loans contained in the Credit Agreement), including pursuant to Section 2.12(c) of the Credit Agreement.
3.    Termination of Commitments. Notwithstanding anything herein, in the Credit Agreement or in the other Loan Documents to the contrary, the Loan Parties, the Administrative Agent, the Collateral Agent, and the Lenders hereby acknowledge and agree that, as of the First Amendment Effective Time, after giving effect to the Additional Advances and the Remaining Advances, (i) all Commitments (other than to make Loans deemed made pursuant to Section 2.12(c) of the Credit Agreement in respect of Letter of Credit Disbursements) are hereby and have immediately been terminated in their entirety and are no longer in effect, valid, or enforceable; (ii) no further Loans shall be requested by Administrative Borrower or any Loan Parties; and (iii) Lender Parties have no, and shall have no, further obligation to make any Loans (other than Loans deemed made under Section 2.12(c) of the Credit Agreement or Section 2(c) of this Amendment) or to cause an Issuing Bank to issue any Letters of Credit under the Credit Agreement. The foregoing is and shall remain in effect notwithstanding the occurrence, non-occurrence, cure, or waiver of any Default or Event of Default, until such time and pursuant such conditions as all parties may agree in writing in their sole and absolute discretion.
4.    Amendments. In reliance upon the representations and warranties set forth in Section 5 below and upon satisfaction of the conditions to effectiveness set forth in Section 6 below, upon the First Amendment Effective Time, the Existing Credit Agreement is hereby amended as follows:
a.    Additional Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Continuing Director” means, at any date, (x) an individual who was a member of the board of directors of Parent as of February 21, 2024 or (y) an individual who has been nominated or designated to be, or designated as, a member of the board of directors of Parent by a majority of the other Continuing Directors then in office.

“Continuing Special Committee Member” means, at any date, an individual who was a member of the Special Committee as of February 21, 2024.
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”  Failure of the Administrative Agent to conclude that a Lender is a Defaulting Lender shall not limit the rights and remedies of the Obligors in regards to any Lender that constitutes a Defaulting Lender.
“First Amendment Effective Time” has the meaning given in that certain First Amendment to Loan and Security Agreement dated as of February 26, 2024 by and among the Lenders, the Loan Parties, the Administrative Agent and the Collateral Agent.
“Lender Default” means (a) the failure to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (c) a Lender has notified the Administrative Borrower or the Administrative Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under this Agreement, (e) any Lender or a direct or indirect parent company of such Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.
“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.
“Special Committee” means the Ad Hoc Special Committee of the board of directors of Parent established by the board of directors of Parent at its November 16, 2023 meeting.
“Supermajority Lenders” means, at any time, Lenders having Commitments representing at least 75% of the aggregate Commitments at such time (excluding the Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Commitments have been terminated, the term “Supermajority Lenders” means Lenders holding Loans representing at least 75% of the aggregate principal amount of Loans outstanding at such time (excluding Loans of any such Lender that is a Defaulting Lender).
b.    Amendments to Definitions.
(1)    The definition of “Change of Control” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by:
    (A) deleting the word “or” appearing at the end of clause (c) therein;
    (B) replacing the period at the end of clause (d) therein with “; or”; and
(C) inserting a new clauses (e), (f), and (g) immediately after clause (d) therein to read in full as follows:
“(e)    Continuing Directors shall not constitute at least a majority of the board of directors of Parent; or
(f) Continuing Special Committee Members shall not constitute at least a majority of the Special Committee; or
(g)        The Special Committee shall at any time cease to exist, the Special Committee Charter adopted as of December 1, 2023 shall be amended or modified, or the responsibilities of the Special Committee as of February 21, 2024 shall be diminished.”

(2) The definition of “Eligible Assignee” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting clause (d) therein and replacing it with “(d) [reserved]”.
(3) The definition of “Lender” contained in Section 1.01 of the Existing Credit Agreement is hereby stricken and replaced with the following:
    “Lender” means: (a) initially and through and until the First Amendment Effective Time, WOCF and WOABL; and (b) from and after the First Amendment Effective Time, each Person that has a Commitment or that has an outstanding Loan.
c.    Budgets. The Existing Credit Agreement is hereby amended by inserting the following new Section 6.24 immediately after Section 6.23 to read in full as follows:
“SECTION 6.24    APPROVED BUDGET
(a)    Commencing on the First Amendment Effective Time, and on every Thursday after the First Amendment Effective Time, on or before 12:00 pm (New York City time) on such Thursday, Administrative Borrower shall prepare and deliver to the Administrative Agent, for review and approval by the Required Lenders, an updated operating budget for the then subsequent 2-week period (each a “Budget” and, once approved as set forth below, the “Approved Budget”), which shall reflect Administrative Borrower’s good faith projection, for the Borrowers and their respective Subsidiaries, of (a) all weekly receipts (including from asset sales) and expenditures (including ordinary course operating expenses and any other fees and expenses related to the Loan Documents) in connection with the operation of their businesses, (b) weekly disbursements, and (c) net cash flow. Together with delivery of the Budget, Administrative Borrower shall provide the Administrative Agent (for subsequent delivery to the Lenders) a variance report (“Variance Report”) in a form and substance reasonably acceptable to the Required Lenders, comparing the actual cash receipts and/or disbursements for (a) the immediately preceding week compared to the Approved Budget and (b) the immediately preceding cumulative two-week period compared to the Approved Budget. Each Variance Report shall include a summary of the receipt and disbursement variances by line item and on a cumulative basis, both in dollar ($) and percentage (%) figures and an explanation of the variance. If the proposed Budget was timely delivered and contains the requisite information, the Lenders shall have until 2:00 p.m. (New York City Time) on the first Business Day of the following week to review any Budget after which time such Budget shall become an Approved Budget for all purposes hereunder; provided, no such Budget shall become an Approved Budget if reasonably objected to in writing (which may include e-mail) during the review period by the Administrative Agent (at the direction of the Required Lenders) or Required Lenders.

(b)    In the event that an event or circumstance occurs in between the weekly dates on which the Budgets are otherwise due pursuant to Section 6.24(a) which would make the then current Budget materially inaccurate, within two (2) Business Days of becoming aware of such event or circumstance, the Administrative Borrower shall provide notice of such event or circumstance to the Administrative Agent and the Lenders and promptly deliver a revised Budget reflecting the impact thereof. Without limiting the foregoing, the Budget shall be updated, modified or supplemented by the Administrative Borrower with the written consent of the Administrative Agent (at the direction of the Required Lenders), and upon the request of the Administrative Agent (at the direction of the Required Lenders) from time to time.
(c)    Each Budget delivered to the Administrative Agent and the Lenders shall be accompanied by such supporting documentation as reasonably requested by the Administrative Agent (at the direction of the Required Lenders) and shall be prepared in good faith, with due care and based upon assumptions the Borrower believe to be reasonable.
(d)    Within one (1) Business Day of any Loan Party having knowledge of their occurrence or existence, Administrative Borrower shall provide the Administrative Agent and Lenders with written notice of any event or condition which is reasonably likely to entail expenditures of more than $100,000 which is not included in the Approved Budget (including, but not limited, on account of an accident, environmental event or other unanticipated occurrence) or which would otherwise be reasonably likely to have a negative impact on the value of the Loan Parties’ and their Subsidiaries’ assets or future business prospects or a similar event.”
d.    Expenditures. Section 7.06 of the Existing Credit Agreement is hereby amended by deleting “[Reserved]” and adding the following in lieu thereof:
“EXPENDITURES. The Loan Parties will not, and will not permit any Borrower or any Subsidiary of a Borrower to, spend cash or make any expenditure unless both: (a) the disbursements for the Loan Parties and their Subsidiaries by line item or in the aggregate do not, after giving effect to such expenditure and other actual or planned expenditures for such period exceed 107.5% of the forecasted line item or aggregate total disbursements for such period as set forth in the Approved Budget; and (b) the receipts of the Loan Parties and their Subsidiaries from the First Amendment Effective Time through the last day of the prior period are not less than 92.5% of the forecasted total receipts for such period in the Approved Budget (the “Permitted Variance”); provided, however, that nothing in this Section 7.06 shall restrict a payment of CF Debt Priority Obligations to the extent that the Loan Parties and the Lender Parties are prohibited from restricting such payments under the Intercreditor Agreement. So long as no Default or Event of Default has occurred and is continuing at such time, the Required Lenders shall on the first Business Day of each week (if the proposed Budget was timely delivered and the Required Lenders have approved the Approved Budget) (or on Tuesday, February 27, 2024, for the first week), and on each subsequent Business Day if requested by 5:00 p.m. (New York time) on the immediately prior Business Day, direct the Administrative Agent to release to the Borrowers funds from the Administrative Agent’s concentration account to the Borrowers’ operating accounts up to the sum, in the aggregate during each week, of the amount permitted under this Section 7.06 to be disbursed in such week.”
e.    Events of Default – Approved Budget. The list of Sections within clause (i) of Section 8.01(b) (Specific Covenants) is hereby amended to add “Section 6.24” thereto.
f.    Resignation or Replacement of Agent. Section 9.06 of the Existing Credit Agreement is hereby stricken in its entirety and replaced with the following in lieu thereof:
SECTION 9.06     RESIGNATION AND REPLACEMENT OF AGENTS.

(a) Either Agent may at any time give notice of its resignation to Lending Parties and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right, with, unless an Event of Default exists, the consent of Borrowers (which consent shall not be unreasonably withheld or delayed), to appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lending Parties, appoint a successor Agent meeting the qualifications set forth in this Section 9.06; provided, that, if such Agent shall notify Lending Parties and Borrowers that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice (the “Resignation Effective Date”).

(b)          Anything herein to the contrary notwithstanding, the Required Lenders may, by notice in writing to the Borrower and the Agents remove any Person as Agent, and appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With respect to each Letter of Credit that are outstanding as of the Removal Effective Date, the Borrowers within seventy-five (75) days after the Removal Effective Date shall: (i) cause such Letter of Credit to be returned undrawn; or (ii) cause the Issuing Bank of such Letter of Credit to release the Administrative Agent from reimbursement obligations in respect of such Letter of Credit, and shall timely deliver written evidence thereof to the Lender Parties and the outgoing Agent. In the event that WOCF is removed as an Agent, those certain Cash Collateral Agreements, dated as of the First Amendment Effective Time, between WOCF and each of the Lenders party thereto, will remain in favor of WOCF and not transfer to any successor agent, but any application of the Cash Collateral (as defined therein) shall nonetheless be deemed to be a Loan to Borrowers as provided under Section 2 of the First Amendment and Section 2.12(c) hereof.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the successor Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable.”

g.    Amendments – 100% Vote. Section 10.01(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
“(ii)    Unless in writing and signed by all Lenders and Borrowers, with receipt acknowledged by Administrative Agent, do any of the following:

(A)    amend this Section 10.01, Section 2.09 or Section 8.02(d) or any provision herein providing for consent or other action by all Lenders;
(B)    amend the definition of “Maturity Date” contained in Section 1.01;
(C)    amend the definition of “Required Lenders” contained in Section 1.01; or
(D)    change the voting percentages included in the definitions of ‘Supermajority Lenders;’”
h.    Amendments – 75% Vote. The Existing Credit Agreement is hereby amended by inserting the following new Section 10.01(a)(iii) immediately after Section 10.01(a)(ii) of the Existing Credit Agreement (and before the proviso following Section 10.01(a)(ii)) to read in full as follows:
“(iii)    Unless in writing and signed by the Supermajority Lenders, with receipt acknowledged by Administrative Agent, do any of the following:
(A)    release, compromise or subordinate all or any substantial portion of the collateral the subject of the Collateral Documents and securing the Obligations, except as otherwise expressly provided in any of the Collateral Documents, or amend the definition of the obligations secured by any of the Collateral Documents;
(B)    increase the Commitments;
(C)    release, compromise, subordinate or terminate any of the Guaranties except as otherwise expressly provided herein or in any of the Loan Documents; or
(D)    amend Section 10.06(b)(v);”
i.    Assignments. Section 10.06(b)(iii) of the Existing Credit Agreement is hereby amended by:
    (A) deleting the word “and” appearing at the end of clause (B) therein;
    (B) replacing the period at the end of clause (C) therein with “; and”; and
(C) inserting a new clause (D) immediately after clause (C) therein to read in full as follows:
“(D)    the consent of the Required Lenders, in writing, in all circumstances.”
j.    Section 10.06(v). Section 10.06(v) of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(v)    No Assignment to any Loan Party. Except with the consent of the Required Lenders, in writing, no such assignment shall be made to any Loan Party or any of its Affiliates or Subsidiaries.”
5.    Representations and Warranties; Loan Document. Each of the Borrowers, each of the Guarantors and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof the representations and warranties of the Borrowers, the Guarantors or such other Loan Party set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect is true and correct in all respects) on and as of such date (except with respect to the non-occurrence of any Specified Defaults), with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).
6.    Conditions. The effectiveness of this Amendment on the date at the time hereof (the “First Amendment Effective Time”) is subject to the satisfaction of each of the following conditions precedent (each in form and substance satisfactory to the Lenders):
a.    The Lenders and the Administrative Agent shall have received:
(i)    counterparts of this Amendment duly executed and delivered by the Borrowers, the Guarantors, the Lenders and the Administrative Agent;
(ii)    such documents and certifications as the Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation;
(iii)    such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as any Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;
(iv)    a true, complete and correct copy of the Assignment and Acceptance Agreement(s) and the Cash Collateral Agreement(s) with respect to each New Lender, dated as of the date hereof, by and among the parties thereto; and
(v)    the initial Budget for the 2-week period commencing on the date of the First Amendment Effective Time and the Required Lenders shall be satisfied with such Budget;
b.    There shall have been declared no Event of Default under the Term Debt or the Convertible Notes Debt; and
c.    The representations and warranties of each Loan Party set forth in Section 5 above are true and correct on and as of the date hereof.

7.    Continuing Effect; No Other Amendments or Modifications; Reaffirmation. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a waiver of, consent to a departure from, or an amendment or other modification of, or an indication of the Administrative Agent’s or the Lenders’ willingness to waive, consent to a departure from, amend or modify, any other provisions of the Credit Agreement or any of the other Loan Documents. The Borrowers and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, except as expressly set forth in this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect. Except as expressly provided herein, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.
8.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
9.    Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.
10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.17 (GOVERNING LAW; JURISDICTION; ETC.) AND 10.18 (WAIVER OF RIGHT TO TRIAL BY JURY) OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.
11.    Authorization. The Lenders signatory hereto (which collectively constitute all of the Lenders) authorize and direct the Administrative Agent and the Collateral Agent to execute and deliver (a) this Amendment, and (b) any other agreements or documents required in connection herewith.
12.    Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified under this Amendment, (a) the Borrowers and each other Loan Party hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. The Borrowers and each other Loan Party (i) represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Existing Principal Obligations, (ii) reaffirms the giving of guarantees (other than with respect to the Borrowers) previously given and the granting of all Liens previously granted pursuant to the Loan Documents to secure all Obligations, and (iii) reaffirms the validity and enforceability of any appointment of the Collateral Agent as proxy or attorney-in-fact under the Loan Documents, and the Borrowers and each other Loan Party reappoints the Collateral Agent as its proxy and attorney-in-fact in accordance with the terms of the Loan Documents, as applicable, which appointment is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of the Loan Documents, as applicable. All financing statements, including without limitation all financing statements filed pursuant to the Existing Credit Agreement in favor of the Collateral Agent, filed before the date of this Agreement to perfect the Security Interest in the Collateral were authorized by the Borrowers and each other Loan Party and are hereby ratified.
13.    Loan Document. Notwithstanding anything to the contrary in any Loan Document, this Amendment shall constitute a “Loan Document,” as defined in the Credit Agreement.
14.    Events of Default; Waiver. The Administrative Agent, the Collateral Agent and the Lenders hereby waive (i) each of the Events of Default listed on Exhibit A hereto (the “Existing Defaults”), and (ii) any Default or Event of Default resulting from the failure to deliver timely notice of the Existing Defaults (collectively with the Existing Defaults, the “Specified Defaults”). The foregoing waiver is limited to the Specified Defaults and shall not constitute a modification or alteration of the terms, conditions, or covenants of the Credit Agreement or any other Loan Document, a waiver of, or consent to, any breach of, or any Event of Default (other than the Specified Defaults) under the Credit Agreement or any other Loan Document, or, except with respect to the Specified Defaults, a waiver, release or limitation upon the exercise by Agents or any Lender of any of their respective rights, legal or equitable, under the Credit Agreement, the other Loan Documents or applicable law, all of which are hereby reserved. Nothing herein or in the Credit Agreement shall be construed to constitute a waiver of any other Defaults or Events of Default, even if the Lender Parties are aware thereof, and each of the parties party hereto acknowledge that any such other Defaults and Events of Default shall be continuing after giving effect to this Amendment until expressly waived in writing by the Lenders who collectively constitute the Required Lenders.
15.    Release. The Borrowers and each other Loan Party, and their respective successors and assigns, hereby remises, releases and forever discharges each Agent, each Original Lender and each New Lender, and their respective present and former officers, directors, stockholders, employees, agents, attorneys, successors and assigns (collectively, the “Released Parties”) from any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages and costs now existing, heretofore existing or which may heretofore accrue against any of the Released Parties and arising from or otherwise relating to the Existing Credit Agreement, the Credit Agreement, the other Loan Documents or any transaction contemplated thereby, the administration of the Loans and other financial accommodations made thereunder, the collateral security given in connection therewith, or any related discussions or negotiations, in each case whether known or unknown, suspected or unsuspected, but excluding any continuing express obligations set forth in the Existing Credit Agreement, the Credit Agreement or any other Loan Document. The Borrowers and each other Loan Party waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Without limiting the foregoing, the Borrowers and each other Loan Party waives the provisions of California Civil Code Section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Each Borrower and each other Loan Party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel.
Each Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
Each Borrower and each other Loan Party and their respective successors and assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Agent, each Lender and each of the other Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Agent, any Lender or any other Released Party on the basis of any claim released, remised and discharged by the Borrowers or such Loan Party pursuant to this Section 15. If the Borrowers or any other Loan Party, or their respective successors or assigns, violates the foregoing covenant, the Borrowers and each other Loan Party, including on behalf of their respective successors and assigns, jointly and severally agrees to pay, in addition to such other damages as any Agent, any Original Lender, any New Lender or any other Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any such Agent, any such Lender or any such other Released Party.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
BORROWERS:

INVACARE CORPORATION

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Senior Vice President and Chief Financial Officer

FREEDOM DESIGNS, INC.,

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

MEDBLOC, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

INVACARE CANADA L.P.

By    Invacare Canada General Partner Inc. its general partner

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Treasurer

MOTION CONCEPTS L.P.

By    Carroll Healthcare Inc. its general partner

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

PERPETUAL MOTION ENTERPRISES LIMITED

By: /s/ Anthony C. LaPlaca
Name:    LaPlaca, Anthony, C.
Title:    Secretary

GUARANTORS:

CARROLL HEALTHCARE GENERAL PARTNER, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

CARROLL HEALTHCARE INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

INVACARE CANADA GENERAL PARTNER INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

INVAMEX HOLDINGS LLC, successor-in-interest to INVAMEX HOLDINGS INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Treasurer

INVACARE HOLDINGS CORPORATION, and

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

ADAPTIVE SWITCH LABORATORIES, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

INTERNATIONAL HOLDINGS

INVACARE INTERNATIONAL HOLDINGS CORP.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

WHITE OAK COMMERCIAL FINANCE, LLC,
a Delaware limited liability company

By: /s/ Thomas K. Otte
Name:    Thomas K. Otte
Title:    Manager

COLLATERAL AGENT:

WHITE OAK COMMERCIAL FINANCE, LLC,
a Delaware limited liability company

By: /s/ Thomas K. Otte
Name:    Thomas K. Otte
Title:    Manager

LENDER
MIDTOWN ACQUISITIONS L.P.
By: Midtown Acquisitions GP LLC, its general partner

By: /s/Conor Bastable
Name: Conor Bastable
Title: Manager Member

LENDER:

DG VALUE PARTNERS, LP
By: DG Capital Management, LLC, its investment manager

By: /s/Dov Gertzulin
Name: Dov Gertzulin
Title: Manager Member

LENDER:

DG VALUE PARTNERS II MASTER FUND, LP
By: DG Capital Management, LLC, its investment manager

By: /s/Dov Gertzulin
Name: Dov Gertzulin
Title: Manager Member

LENDER:

MACYRC LLC
By: DG Capital Management, LLC, its investment manager

By: /s/Dov Gertzulin
Name: Dov Gertzulin
Title: Manager Member

LENDER:

TENOR OPPORTUNITY MASTER FUND, LTD.

By: /s/Daniel Kochav
Name: Daniel Kochav
Title: Director

LENDER:

SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED
By: /s/Laura Kleber
Name: Laura Kleber
Title: CCO_Silverback Asset Management, LLC Investment Advisor

LENDER:

BLACKWELL PARTNERS LLC-SERIES B
By: /s/Laura Kleber
Name: Laura Kleber
Title: CCO_Silverback Asset Management, LLC Investment Advisor

LENDER:

SILVERBACK CONVERTIBLE MASTER FUND LIMITED
By: /s/Laura Kleber
Name: Laura Kleber
Title: CCO_Silverback Asset Management, LLC Investment Advisor

LENDER:

KASAD 2, LP
By: /s/Laura Kleber
Name: Laura Kleber
Title: CCO_Silverback Asset Management, LLC Investment Advisor
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